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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of report (Date of earliest event reported):   January 13, 1997
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                          APOGEE ENTERPRISES, INC.
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             (Exact name of registrant as specified in its charter)


          Minnesota                        0-6365               41-0919654
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(State or other jurisdiction of         (Commission           (I.R.S. Employer
incorporation or organization)          File Number)        Identification No.)


7900 Xerxes Avenue South, Suite 1800, Minneapolis, Minnesota       55431
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        (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:  (612) 835-1874
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                                Not Applicable
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        (Former name or former address, if changed since last report.)
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Item 5.   Other Events.
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          The Company's Board of Directors declared a two-for-one stock split in the form of a 100% Common Stock dividend payable February 14, 1997, to holders of record on January 28, 1997. After the dividend, there will be approximately 27,425,000 shares of Common Stock outstanding. The Board of Directors' intention is to maintain its current policy of paying a regular quarterly cash dividend, unless circumstances otherwise require. Following the stock split, the new dividend rate would be $0.045 per share.
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Signature

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: February 7, 1997

                                 APOGEE ENTERPRISES, INC.



                                 By Terry L. Hall
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                                    Terry L. Hall
                                    Vice President and
                                    Chief Financial Officer